UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 30, 2012, Porter Bancorp, Inc. issued a press release announcing that that it filed its annual report on Form 10-K with the Securities and Exchange Commission.  The Company reported that it increased its provision for loan losses by $8.8 million from results previously reported on February 2, 2012 for the three months ended December 31, 2011 from $27.0 million to $35.8 million and for the year ended December 31, 2011 from $53.8 million to $62.6 million.  The increase in the provision for loan losses and the reversal of $500,000 in interest income resulted in a net loss to common shareholders of $105.2 million, or $8.98 per diluted share, for the year ended December 31, 2011.

The information in this Form 8-K and the attached Exhibit 99.1 is being furnished pursuant to Item 2.02 "Results of Operations and Financial Condition" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Porter Bancorp, Inc. on March 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 30, 2012	Porter Bancorp, Inc.

		By:	/s/ Phillip W. Barnhouse, Jr.
Phillip W. Barnhouse, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated March 30, 2012